Exhibit 3.4

KODIAK OIL & GAS (USA) INC.

BYLAWS

DECEMBER 18, 2006

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3.10	Vice Presidents	7
3.11	Chief Financial Officer	7
3.12	Chief Operating Officer	7
3.13	Treasurer	7
3.14	Assistant Treasurers	7
3.15	Controller	7
3.16	Secretary	8
3.17	Assistant Secretaries	8

Article 4. Capital Stock		8
4.1	Certificates	8
4.2	Registration; Registered Owners	9
4.3	Transfer of Shares	9
4.4	Lost, Stolen, Destroyed or Mutilated Certificates	9

Article 5. Indemnification		9
5.1	Indemnification of Directors and Officers	9
5.2	Non-Exclusive Rights	10

Article 6. General Provisions		10
6.1	Fiscal Year	10
6.2	Voting Securities of Other Organizations	10
6.3	Amendment of Bylaws	10

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BYLAWS

OF
KODIAK OIL & GAS (USA) INC.

Adopted by the Board of Directors on December       , 2006

Article 1. Shareholder Meetings

1.1                               Place of Meetings. Meetings of the shareholders shall be held at such place, either within or without the State of Colorado, as the board of directors shall determine.

1.2                               Annual Meeting. The annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held on the date and at the time designated by the board of directors.

1.3                               Special Meetings. Special meetings of the shareholders for any purpose or purposes may only be called by the board of directors or the holders of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at such special meeting. The business to be transacted at any special meeting shall be limited to the purposes stated in the notice.

1.4                               Use of Communications Equipment. Any or all shareholders may participate in any meeting of shareholders by any means of communication by which all persons participating in the meeting can hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

1.5                               Notice of Meetings. Notice of the place, if any, date and time of any shareholders’ meeting shall be given to each shareholder entitled to vote. Notice of a special meeting shall also state the purpose or purposes for which the meeting has been called. Unless otherwise provided in the Colorado Business Corporation Act, notice shall be given at least 10 days but not more than 60 days before the date of the meeting, except that if the number of authorized shares is to be increased, at least 30 days’ notice shall be given. Notice to any shareholder shall be in writing unless oral notice is reasonable under the circumstances and may be given in person; by telephone, telegraph, teletype, electronically transmitted facsimile or other form of wire or wireless communication; or by mail or private carrier. If mailed, notice shall be deemed effective when mailed with first-class postage prepaid and correctly addressed to the shareholder’s address shown in the corporation’s current record of shareholders. If transmitted by any other permissible means, notice shall be effective at such time specified in the Colorado Business Corporation Act. An affidavit of the corporation’s secretary, an assistant secretary or an agent of the corporation that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated in the affidavit.

1.6                               Quorum. The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast on a matter by a voting group at a meeting constitutes a quorum of that voting group for action on that matter. Unless otherwise provided in the Colorado Business Corporation Act or in the articles of incorporation, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter, but a quorum shall not consist of fewer than one-third of the votes entitled to be cast on the matter by the voting group. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless otherwise provided in the articles of incorporation or a new record date is or must be set for that adjourned meeting.

1.7                               Adjournment of Meetings. The chairperson of the meeting may adjourn any meeting of shareholders from time to time. At any adjourned meeting the shareholders may transact any business that they might have transacted at the original meeting. Notice of an adjourned meeting need not be given if the date, time and place, if any, are announced at the meeting so adjourned, except that notice of the adjourned meeting shall be required if a new record date for the adjourned meeting is or, in accordance with the Colorado Business Corporation Act, must be fixed, and notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date.

1.8                               Shareholders’ List. After fixing a record date for a shareholders’ meeting, the corporation shall prepare an alphabetical list of the names of all its shareholders on the record date who are entitled to notice of a shareholders’ meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and shall show the address of and number of shares held by each shareholder. The list shall be available for inspection, and subject to the Colorado Business Corporation Act, copying, by any shareholder, the shareholder’s agent or the shareholder’s attorney, during regular business hours and at such shareholder’s expense, at the principal office of the corporation or at a place identified in the meeting notice in the city where the meeting will be held, for a period beginning the earlier of 10 days prior to such meeting or two business days after notice of the meeting is given and continuing through the meeting.

1.9                               Vote Required. Subject to provisions of the Colorado Business Corporation Act requiring a higher level of votes to take certain specified actions and to any terms of the corporation’s articles of incorporation that set special voting requirements, action on all matters other than the election of directors is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action. The shareholders shall elect directors by a plurality of the voting power of the shares present, in person or by proxy, at the meeting and entitled to vote on the matter.

1.10                        Chairperson; Secretary. The following people shall preside over any meeting of the shareholders: the chairperson of the board of directors, if any, or, in the chairperson’s absence, the vice chairperson of the board of directors, if any, or in the vice chairperson’s absence, the chief executive officer, or, in the absence of all of the foregoing persons, a chairperson designated by the board of directors, or, in the absence of a chairperson designated by the board of directors, a chairperson chosen by the shareholders at the meeting. In the absence of the secretary and any assistant secretary, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

1.11                        Rules of Conduct. The board of directors may adopt such rules, regulations and procedures for the conduct of any meeting of the shareholders as it deems appropriate. Except to the extent inconsistent with any applicable rules, regulations or procedures adopted by the board of directors, the chairperson of any meeting may adopt such rules, regulations and procedures for the meeting, and take such actions with respect to the conduct of the meeting, as the chairperson of the meeting deems appropriate. The rules, regulations and procedures adopted may include, without limitation, ones that (i) establish an agenda or order of business, (ii) are intended to maintain order and safety at the meeting, (iii) restrict entry to the meeting after the time fixed for its commencement and (iv) limit the time allotted to shareholder questions or comments. Unless otherwise determined by the board of directors or the chairperson of the meeting, meetings of the shareholders need not be held in accordance with the rules of parliamentary procedure.

1.12                        Record Date. If the corporation proposes to take any action for which the Colorado Business Corporation Act would permit it to set a record date, the board of directors may set such a record date as provided under the Colorado Business Corporation Act.

1.13                        Action by Shareholders Without a Meeting. Any action required or permitted by law to be taken at a meeting of shareholders of the corporation may be taken without a meeting if the action is taken by (i) all the shareholders entitled to vote on the action or (ii) if authorized in the articles of incorporation and subject to the restrictions and limitations of the Colorado Business Corporation Act, by shareholders holding of record or otherwise entitled to vote in the aggregate no less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. The action must be evidenced by one or more written consents describing the action taken, dated and signed by shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes necessary in order to take such action by written consent as described herein, and delivered to and received by the corporation for inclusion in the minutes or filing with the corporation’s records within 60 days after the date the corporation first receives a writing describing and consenting to the action and signed by a shareholder. Unless the written consent specifies a later effective date, action taken in accordance with this section shall be effective when consents sufficient to authorize taking the action have been delivered to the corporation and the amount and form of advance notice required by the articles of incorporation to be given to any nonconsenting shareholders has been satisfied. Any such writings in this section may be by electronically transmitted facsimile or other form of wire or wireless communication providing the corporation with a complete copy thereof, including a copy of the signature thereto.

Article 2. Directors

2.1                               Number and Qualifications. The board of directors shall consist of such number as may be fixed from time to time by resolution of the board of directors or the shareholders. Directors need not be shareholders or residents of the State of Colorado.

2.2                               Term of Office. Each director shall hold office until the next annual meeting of the shareholders and the election and qualification of his or her successor or until the director’s earlier death, resignation or removal.

2.3                               Resignation. A director may resign at any time by delivering written notice to the board of directors, its chairperson, the president or the secretary. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

2.4                               Vacancies. Unless otherwise provided in the articles of incorporation, any vacancy in the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders or by the vote of a majority of the remaining directors, although less than a quorum. Unless otherwise provided in the articles of incorporation, if the vacant office was held by a director elected by a voting group of shareholders: (i) if one or more of the remaining directors were elected by the same voting group, only such directors are entitled to vote to fill the vacancy if it is filled by directors, and they may do so by the affirmative vote of a majority of such directors remaining in office; or (ii) only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders. The term of a director elected to fill a vacancy expires at the next shareholders’ meeting at which directors are elected.

2.5                               Regular Meetings. Regular meetings of the board of directors may be held without notice at the principal place of business of the corporation or at such other place, either within or without the state of Colorado, as the board of directors may from time to time designate. A regular meeting of the board of directors may be held without notice immediately after and at the same place as the annual meeting of shareholders.

2.6                               Special Meetings. Special meetings of the board of directors may be called at any time by the chairperson of the board of directors, the chief executive officer, the president or any director. Notice of any special meeting shall be given to each director at least two days in advance of the meeting. The notice shall state the date, time and place of the meeting, but the purpose of the meeting need not be specified.

2.7                               Notice. Any time it is necessary to give notice of a board of directors’ meeting, notice shall be given in writing unless oral notice is reasonable under the circumstances. Oral notice may be communicated in person or by telephone, wire or wireless equipment which does not transmit a facsimile of the notice and is effective when communicated in a comprehensible manner. Written notice may be given in person; by telephone, telegraph, teletype, electronically transmitted facsimile or other form of wire or wireless communication; or by mail or private carrier. If mailed with first-class postage prepaid and addressed to the director’s last known business or home address, notice shall be deemed effective five days after its deposit in the United States mail, as evidenced by the postmark. If sent by private carrier or personal delivery to the director’s last known business or home address, notice shall be effective when received. If sent by telegraph, teletype or facsimile equipment, notice shall be effective when dispatched to the director’s last known number or address for receiving electronic transmissions of that type. Oral notice is effective when communicated if communicated in a comprehensable manner.

2.8                               Waiver of Notice. A director may waive any notice before or after the time and date stated in the notice for the meeting. The waiver must be in writing, signed by the director entitled to the notice and delivered to the corporation for inclusion in the minutes or filing with the corporate records. A director’s attendance at or participation in a meeting also waives any required notice to the director of the meeting unless: (i) the director at the beginning of the meeting, or promptly upon the director’s arrival, objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting, or (ii) if special notice was required of a particular purpose pursuant to the bylaws or the Colorado Business Corporation Act, the director objects to transacting business with respect to the purpose for which such special notice was required and does not thereafter vote for or assent to action taken at the meeting with respect to such purpose.

2.9                               Quorum. A majority of the number of directors fixed from time to time by resolution of the board of directors or the shareholders shall constitute a quorum.

2.10                        Vote Required. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors, unless the vote of a greater number of directors is required by the Colorado Business Corporation Act.

2.11                        Use of Communications Equipment. Directors may participate in meetings of the board of directors by any means of communication by which all directors participating can hear each other during the meeting. A director participating in a meeting by this means shall be deemed to be present in person at the meeting.

2.12                        Action Without a Meeting. Any action required or permitted by law to be taken at a meeting of the board of directors may be taken without a meeting if all of the directors consent to the action in writing. The written consents must be delivered to the corporation for inclusion in the minutes or filing with the corporation’s records.

2.13                        Compensation. The board of directors shall from time to time determine the amount and type of compensation, if any, to be paid to directors for their service on the board of directors and its committees.

2.14                        Committees. The board of directors may designate one or more committees, each of which shall consist of two or more directors. Each committee shall, to the extent provided in a resolution of the board of directors and subject to the limitations contained in the Colorado Business Corporation Act, exercise the authority of the board of directors. Each committee shall keep such records and report to the board of directors in such manner as the board of directors may from time to time determine. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business. Unless otherwise provided in a resolution of the board of directors or in rules adopted by the committee, each committee shall conduct its business as nearly as possible in the same manner as is provided in these bylaws for the board of directors.

2.15                        Chairperson and Vice Chairperson. The board of directors may elect from its members a chairperson of the board and a vice chairperson. If a chairperson has been elected and is present, the chairperson shall preside at all meetings of the board of directors and the shareholders. The chairperson shall have such other powers and perform such other duties as the board of directors may designate. If the board of directors elects a vice chairperson, the vice chairperson shall, in the absence or disability of the chairperson, perform the duties and exercise the powers of the chairperson and have such other powers and perform such other duties as the board of directors may designate.

Article 3. Officers

3.1                               Offices Created; Qualifications; Election. The corporation shall have a president, a secretary and such other officers, if any, as the board of directors from time to time may appoint. The same person may hold any two or more offices. The board of directors may appoint officers at any time.

3.2                               Term of Office. Each officer shall hold office until his or her successor is appointed, unless a different term is specified in the resolution appointing the officer, or until his or her earlier death, resignation or removal.

3.3                               Removal of Officers. Any officer may be removed from office at any time, with or without cause, by the board of directors.

3.4                               Resignation. An officer may resign at any time by delivering written notice to the corporation. A resignation will be effective upon its receipt by the corporation unless the resignation specifies that it is to be effective at some later date.

3.5                               Vacancies. A vacancy in any office may be filled by the board of directors.

3.6                               Compensation. Officers shall receive such amounts and types of compensation for their services as shall be fixed by the board of directors.

3.7                               Duties. Unless otherwise specified by the board of directors, each officer has the authority and shall perform those duties that are (i) set forth in these bylaws (if any are so set forth), (ii) to the extent consistent with these bylaws, set forth in the resolution of the board of directors appointing that officer or any subsequent resolution of the board of directors with respect to that officer’s duties or (iii) to the extent consistent with these bylaws, set forth by an officer authorized by the board of directors to prescribe the duties of other officers.

3.8                               Chief Executive Officer. The chief executive officer shall, subject to the direction and control of the board of directors, have general control and management of the business, affairs and policies of the corporation and over its officers and shall see that all orders and resolutions of the board of directors are carried into effect. The chief executive officer shall have the power to sign all certificates, contracts and other instruments on behalf of the corporation. If the board of directors has not elected a president, the chief executive officer shall also be the president.

3.9                               President. The president shall be subject to the direction and control of the chief executive officer and the board of directors and shall have general active management of the business, affairs and policies of the corporation. The president shall have the power to sign all certificates, contracts and other instruments on behalf of the corporation. If the board of directors has not elected a chief executive officer, the president shall also be the chief executive officer. If the board of directors has elected a chief executive officer and that officer is absent, disqualified from acting, unable to act or refuses to act, then the president shall have the powers of, and shall perform the duties of, the chief executive officer.

3.10                        Vice Presidents. The vice presidents, if any, shall be subject to the direction and control of the board of directors, the chief executive officer and the president and shall have such powers and duties as the board of directors, the chief executive officer or the president may assign to them. If the board of directors elects more than one vice president, then it shall determine their respective titles, seniority and duties. If the president is absent, disqualified from acting, unable to act or refuses to act, the most senior in rank of the vice presidents (as determined by the board of directors) shall have the powers of, and shall perform the duties of, the president.

3.11                        Chief Financial Officer. The chief financial officer, if any, shall be subject to the direction and control of the board of directors and the chief executive officer, shall have primary responsibility for the financial affairs of the corporation and shall perform such other duties as the chief executive officer may assign.

3.12                        Chief Operating Officer. The chief operating officer, if any, shall be subject to the direction and control of the board of directors and the chief executive officer, shall have primary responsibility for the management and supervision of the day-to-day operations of the corporation and shall perform such other duties as the chief executive officer may assign.

3.13                        Treasurer. The treasurer, if any, shall have charge and custody of and be responsible for all funds, securities and valuable papers of the corporation. The treasurer shall deposit all funds in the depositories or invest them in the investments designated or approved by the board of directors or any officer or officers authorized by board of directors to make such determinations. The treasurer shall disburse funds under the direction of the board of directors or any officer or officers authorized by the board of directors to make such determinations. The treasurer shall keep full and accurate accounts of all funds received and paid on account of the corporation, for at least the last 3 years, and shall render a statement of these accounts whenever the board of directors or the chief executive officer shall so request. If the board of directors has not elected a chief financial officer, the treasurer shall be the chief financial officer. If the board of directors has not elected a controller, the treasurer shall be the controller.

3.14                        Assistant Treasurers. The assistant treasurers, if any, shall have such powers and duties as the board of directors, the chief executive officer, the president or the treasurer may assign to them. If the board of directors elects more than one assistant treasurers, then it shall determine their respective titles, seniority and duties. If the treasurer is absent, disqualified from acting, unable to act or refuses to act, the most senior in rank of the assistant treasurers (as determined by the board of directors) shall have the powers of, and shall perform the duties of, the treasurer.

3.15                        Controller. The controller, if any, shall be the chief accounting officer of the corporation and shall be in charge of its books of account, accounting records and accounting procedures.

3.16                        Secretary. The secretary shall, to the extent practicable, attend all meetings of the shareholders and the board of directors. The secretary shall prepare minutes of the directors’ and shareholders’ meetings and keep all such minutes, including all actions by written consent and waivers of notice, as well as its articles of incorporation, bylaws, and a list of the names and addresses of its current directors and officers and corporation’s most recent annual report, in a book or series of books to be kept for that purpose. The secretary shall perform like duties for any committee of the board of directors if the committee so requests. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors. Unless the corporation has appointed a transfer agent, the secretary shall keep or cause to be kept the share and transfer records of the corporation, which shall include the names and addresses of its shareholders, in a form that permits preparation of a list of shareholders that is arranged by voting group and within each voting group by class or series of shares, that is alphabetical within each class or series, and that shows the address of, and the number of shares of each class and shares held by, each shareholder. The secretary shall have responsibility for authenticating records of the corporation and shall have such other powers and duties as the board of directors, the chief executive officer or the president may determine.

3.17                        Assistant Secretaries. The assistant secretaries, if any, shall have such powers and duties as the board of directors, the chief executive officer, the president or the secretary may assign to them. If the board of directors elects more than one assistant secretary, then it shall determine their respective titles, seniority and duties. If the secretary is absent, disqualified from acting, unable to act or refuses to act, the most senior in rank of the assistant secretaries (as determined by the board of directors) shall have the powers of, and shall perform the duties of, the secretary.

Article 4. Capital Stock

4.1                               Certificates. The corporation’s shares may but need not be represented by certificates. Unless the Colorado Business Corporation Act provides otherwise, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates. Share certificates shall be numbered in the order of their issue and shall be signed by or in the name of the corporation by (i) the chief executive officer, president or a vice president and (ii) the chief financial officer, treasurer, an assistant treasurer, the secretary or an assistant secretary, or by such other two officers as the board of directors may designate. Any or all of the signatures on a certificate may be a facsimile. In case any officer who signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer at the date of issue. Each certificate shall state on its face the corporation’s name, that corporation is incorporated under the laws of the state of Colorado, the name of the person or entity to whom the certificate is issued, the number and class of shares and the designation of the series, if any, the certificate represents. Each certificate that is subject to any restriction on the transfer or registration of transfer of shares shall have conspicuously noted on its face or back either the full text of the restriction or a statement of the existence of the restriction. If the corporation is authorized to issue different classes of shares or different series within a class, each certificate shall have on its face or back a statement that the corporation will furnish without charge to each shareholder who so requests the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series, and the authority of the board of directors to determine variations for future series.

4.2                               Registration; Registered Owners. The name of each person owning shares shall be entered on the books of the corporation together with the number of shares owned, the number or numbers of the certificate or certificates covering such shares and the date of issue of each certificate. The corporation shall be entitled to treat the record holder of shares as shown on its books as the owner of such shares for all purposes regardless of any transfer, pledge or other disposition until the shares have been properly transferred on the books of the corporation.

4.3                               Transfer of Shares. Registration of transfers of shares shall be made only upon the share transfer records of the corporation, which records shall be kept at the registered office of the corporation or at its principal place of business, or at the office of its transfer agent or registrar. The board of directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register and to record transfers of shares therein. Certificated shares shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No certificated shares shall be transferred on the records of the corporation until the outstanding certificates therefor have been surrendered to the corporation or to its transfer agent or registrar. Uncertificated shares shall be transferred upon receipt by the corporation of a written request for transfer signed by the shareholder. The board of directors may make further rules and regulations concerning the transfer and registration of shares.

4.4                               Lost, Stolen, Destroyed or Mutilated certificates. The corporation may issue a new share certificate in the place of any certificate theretofore issued by it alleged to have been lost, stolen, destroyed or mutilated. The board of directors may require the owner of the allegedly lost, stolen or destroyed certificate, or the owner’s legal representatives, to give the corporation such bond or such surety or sureties as the board of directors, in its sole discretion, deems sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction or the issuance of such new certificate and, in the case of a certificate alleged to have been mutilated, to surrender the mutilated certificate.

Article 5. Indemnification

5.1                               Indemnification of Directors and Officers. To the fullest extent now or hereafter permitted by law, the corporation shall indemnify and hold harmless each person who is or was serving as a director or officer of the corporation or who, while serving as a director or officer of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any and all liability incurred with respect to any proceeding to which such person is or is threatened to be made a party because of such service, and shall make advances of reasonable expenses with respect to such proceeding.

5.2                               Non-Exclusive Rights. The rights of indemnification and advancement of expenses contained in this Article shall not be exclusive of any other rights to indemnification or similar protection to which any person may be entitled under the articles of incorporation, any agreement, vote of shareholders or disinterested directors, insurance policy or otherwise.

Article 6. General Provisions

6.1                               Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

6.2                               Voting Securities of Other Organizations. Except as the board of directors may otherwise designate, each of the chief executive officer and the president may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for the corporation (with power of substitution) at any meeting of the shareholders, members or other owners of any other corporation or organization the securities or ownership interests of which are owned by the corporation.

6.3                               Amendment of Bylaws. These bylaws, including any bylaws adopted or amended by the shareholders, may be amended or repealed by the board of directors or the shareholders unless the articles of incorporation or the Colorado Business Corporation Act reserves such power to the shareholders in whole or in part, in which case only by the shareholders as so reserved.